UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2017

APTEVO THERAPEUTICS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37746	81-1567056
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue, Suite 1050 Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item. 1.01 Entry into a Material Definitive Agreement

Amended and Restated Commercial Supply (Manufacturing Services) Agreement

On June 17, 2017 Aptevo Biotherapeutics LLC (“Aptevo Bio”), a subsidiary of Aptevo Therapeutics, Inc. (the “Company”), and CMC ICOS Biologics, Inc. (“CMC”), entered into a non-exclusive Amended and Restated Commercial Supply (Manufacturing Services) Agreement (the “Restated Supply Agreement”) for the commercial development and manufacture of Aptevo Bio’s IXINITY product (the “Product”). The Restated Supply Agreement supersedes, restates and replaces, as of the restatement date, the original supply agreement dated as of June 17, 2011.

Pursuant to the terms of the Restated Supply Agreement, CMC has agreed to manufacture Product in the quantity of batches provided to CMC on a twenty-four month rolling forecast. Beginning 2018, the batch minimum will be four batches and batch maximum will be ten batches in a calendar year. Any batches ordered in a campaign should receive an incremental discounted price. In accordance with the Restated Supply Agreement, the $7.0 million reserve held by CMC shall be applied to any batches manufactured through the end of 2017, and any remaining amounts outstanding at year end shall be paid to the Aptevo Bio on or before December 31, 2017. The Restated Supply Agreement has a five-year term renewable with twenty-four months’ prior notice before the expiry of the term for successive two-year terms.

Fourth Amendment to License and Co-Development Agreement

On June 19, 2017, Aptevo Research and Development LLC (“Aptevo R&D”), a subsidiary of the Company, and MorphoSys AG (“MorphoSys”), entered into a Fourth Amendment to License and Co-Development Agreement (the “Fourth Amendment”) pursuant to which Aptevo R&D and MorphoSys agreed that Aptevo R&D shall continue to bear 75% of all development costs with respect to MOR209/ES414, and MorphoSys will continue to bear 25% of such costs until August 31, 2017; Aptevo R&D will bear 49% and MorphoSys will bear 51% of the costs from September 1, 2017 to December 31, 2018; and beyond January 1, 2019, Aptevo R&D will bear 36% and MorphoSys will bear 64%.  In addition, under the revised termination rights, MorphoSys can terminate the collaboration for convenience (i) within one week following the receipt and discussion of certain test results or (ii) at any time during the last two weeks of August 2017.

The foregoing descriptions of the Restated Supply Agreement and Fourth Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement and amendment. Copies of the Restated Supply Agreement and Fourth Amendment will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date: June 22, 2017	By:	/s/ Shawnte Mitchell
Shawnte Mitchell, Secretary, Vice President and General Counsel